EXHIBIT 32.1
Section 1350 Certification
of Chief Executive Officer and
Chief Financial Officer

In connection with the Quarterly Report of Citizens Financial Services, Inc. (the "Company") on Form 10-Q (the "Report") for the period ending September 30, 2011 as filed with the Securities and Exchange Commission, we, Randall E. Black, Chief Executive Officer and President, of the Company and Mickey L. Jones, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered in the Report.

Date: November 14, 2011	By:	/s/ Randall E. Black
By: Randall E. Black
Chief Executive Officer and President (Principal Executive Officer)

Date: November 14, 2011	By:	/s/ Mickey L. Jones
By: Mickey L. Jones
Chief Financial Officer (Principal Accounting Officer)